Exhibit 4.2

-------------------------------------------------------------------------------







                  SWEETHEART CUP COMPANY INC., as successor to
                          Cup Acquisition Corporation,

                                   as Issuer,


                    SWEETHEART HOLDINGS INC., as successor to
                          SHI Holding Company, L.L.C.,

                                  as Guarantor,

                                       and



                      THE BANK OF NEW YORK, as successor to
                       U.S. Trust Company of Texas, N.A.,

                                   as Trustee



                            ------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of March 12, 2003

                           --------------------------



                     12% Senior Subordinated Notes due 2003


--------------------------------------------------------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

      THIS THIRD SUPPLEMENTAL INDENTURE, dated as of March 12, 2003 (the "Supplemental Indenture"), is made and entered into by and among SWEETHEART CUP COMPANY INC., a Delaware corporation and successor to Cup Acquisition Corporation (the "Issuer"), SWEETHEART HOLDINGS INC., a Delaware corporation and successor to SHI Holding Company, L.L.C. (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation and successor to U.S. Trust Company of Texas, N.A. (the "Trustee"), under and pursuant to an Indenture dated as of August 30, 1993, by and among the Issuer, the Guarantor and the Trustee, as amended by the First Supplemental Indenture dated as of August 30, 1993, as further amended by the Second Supplemental Indenture dated as of March 22, 2002 (the "Original Indenture"). All capitalized terms used in this Supplemental Indenture that are defined in the Original Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Supplemental Indenture or the context clearly requires otherwise.

      WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that, with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, the Issuer, any Guarantor and the Trustee may amend or supplement the Original Indenture and the Securities; and

      WHEREAS, the Issuer desires to amend and supplement the Original Indenture and the Securities by way of the adoption of the amendments set forth in this Supplemental Indenture (the "Proposed Amendments"); and

      WHEREAS, the Holders of at least a majority in aggregate principal amount outstanding of the Securities have consented to the Proposed Amendments; and

      WHEREAS, the Boards of Directors of the Issuer and the Guarantor each has adopted resolutions authorizing and approving the Proposed Amendments, and the Issuer, the Guarantor and the Trustee are executing and delivering this Supplemental Indenture in order to provide for such amendments;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:

                                    ARTICLE I

                        AMENDMENTS TO ORIGINAL INDENTURE

      Section 1.01.  Original Indenture.
                     ------------------

         (a) The last paragraph of Section 3.01 of the Original Indenture is hereby deleted in its entirety.

         (b) The last paragraph of Section 3.02 of the Original Indenture is hereby deleted in its entirety.

         (c) The first paragraph of Section 3.03 is hereby amended to read in its entirety as follows:

            "At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption to each Securityholder whose Securities are to be redeemed at its registered address."

         (d) Section 3.09 of the Original Indenture is hereby deleted in its entirety and is replaced with the following: "Reserved."

         (e) Sections 4.02 through 4.14 of the Original Indenture, inclusive, and Sections 4.16 through 4.20, inclusive, are hereby deleted in their entirety and each Section is replaced with the following: "Reserved."

         (f) Article 5 of the Original Indenture is hereby deleted in its entirety and replaced with the following: "Reserved."

         (g) Section 6.01(2) of the Original Indenture is hereby amended to read in its entirety as follows:

         "(2) the Issuer defaults in the payment of the principal of any Security (whether or not prohibited by Article 10 of this Indenture) when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, including without limitation payments due upon a Change of Control;"

         (h) Clauses (3) through (9) of Section 6.01 of the Original Indenture, inclusive, are hereby deleted in their entirety and each clause is replaced with the following: "Reserved."

         (i) The last paragraph of Section 7.07 of the Original Indenture is hereby amended to read in its entirety as follows:

         "When the Trustee incurs expenses or renders services after Sweetheart Inc., the Issuer or any of their respective Significant Subsidiaries is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to Sweetheart Inc., the Issuer or any of their respective Significant Subsidiaries under any Bankruptcy Law, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law,"

         (j) Section 8.04(d) of the Original Indenture is hereby amended to read in its entirety as follows:

         "(d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit."

         (k) Section 9.01(2) of the Original Indenture is hereby amended to read in its entirety as follows:

         "(2) to comply with Sections 11.03 and 11.05;"

         (l) The last sentence of Section 10.03(b) of the Original Indenture is hereby amended to read in its entirety as follows:

            "The consolidation of Sweetheart Inc. or the Issuer with, or the merger of Sweetheart Inc. or the Issuer with or into, another entity or liquidation or dissolution of Sweetheart Inc. or the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another person shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section."

         (m) Section 11.02 of the Original Indenture is hereby deleted in its entirety and replaced with the following: "Reserved."

      Section 1.02. Definitions. The definition of the following terms are hereby deleted from Article I of the Original Indenture:

      "Affiliate Transaction"
      "AIP"
      "AIPM"
      "Cn. $"
      "Management Services Agreement"
      "Permitted Liens"
      "Refinanced Indebtedness"
      "Refinancing Indebtedness"
      "Replacement Assets"
      "Weighted Average Life to Maturity"

      Section 1.03. Deletion of Certain References. All references in the Indenture and the Securities to the Article, Sections and definitions of the Indenture and the Securities deleted pursuant to Article I of this Third Supplemental Indenture are hereby deleted.

      Section 1.04. The Securities. Clauses (iii) through (viii) of the first sentence of Section 12 of the Securities are hereby deleted in their entirety.

                                   ARTICLE II

                               GENERAL PROVISIONS

      Section 2.01. Effectiveness and Operativeness. This Supplemental Indenture shall become effective and the amendments provided for in Article I of this Supplemental Indenture shall become operative, immediately upon consummation of the exchange offer and consent solicitation conducted by the Issuer pursuant to the prospectus dated February 27, 2003. This Supplemental Indenture shall terminate automatically if such exchange offer and consent solicitation is not consummated.

      Section 2.02. Ratification of Indenture. The Original Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Supplemental Indenture. The Original Indenture and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

      Section 2.03. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this Supplemental Indenture, the Issuer and Guarantor are delivering to the Trustee:

            (a) an Officers' Certificate in the form attached hereto as Exhibit A-1 or A-2, respectively; and

            (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.

      Section 2.04. Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

      Section 2.05. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, OTHER THAN GENERAL OBLIGATION LAW SECTIONS 5-1401 AND 5-1402.

      Section 2.06. Multiple Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 2.07. Trustee's Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, enforceability or sufficiency of this Supplemental Indenture.

      Section 2.08. Successors and Assigns. All agreements of the Issuer and the Guarantor in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

     [Remainder of Page Left Blank Intentionally; Signature Page Follows]

      IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused the Supplemental Indenture to be duly executed as of day and year first above written.


                                    SWEETHEART CUP COMPANY INC.



                                    By:________________________
                                       Name:
                                       Title:


                                    SWEETHEART HOLDINGS INC.,
                                    as Guarantor



                                    By:________________________
                                       Name:
                                       Title:



                                    THE BANK OF NEW YORK,
                                    as Trustee



                                    By:________________________
                                       Name:
                                       Title:

                                   EXHIBIT A-1


                           SWEETHEART CUP COMPANY INC.

                              OFFICERS' CERTIFICATE

      The undersigned, Hans H. Heinsen, Senior Vice President and Chief Financial Officer, and Dennis Mehiel, the Chief Executive Officer, of Sweetheart Cup Company Inc., a Delaware corporation (the "Issuer"), do hereby certify, pursuant to Section 9.06 of that certain Indenture, dated as of August 30, 1993, as amended, by and between the Issuer, the Guarantor and the Trustee, as follows (capitalized terms herein being used with the meanings assigned to them in the Third Supplemental Indenture dated as of the date hereof (the "Supplemental Indenture"), unless otherwise defined herein):

         1. The undersigned have read Section 9.02 of the Original Indenture.

         2. The Issuer has received consents ("Consents") from the Holders of at least a majority in aggregate principal amount outstanding of the Securities to the Proposed Amendments.

         3. In our opinion, we have made such examination and investigation as is necessary to enable us to express an informed opinion as to whether or not the conditions precedent in the Original Indenture requiring compliance by the Issuer prior to or concurrently with the execution and delivery by the Issuer of the Supplemental Indenture have been complied with.

         4. In our opinion, each of the conditions precedent in the Indenture requiring compliance by the Issuer prior to or concurrently with the execution and delivery by the Issuer of the Supplemental Indenture have been complied with, and the Trustee is authorized or permitted, pursuant to Section 9.02 of the Original Indenture, to execute the Supplemental Indenture.



                            [Signature Page follows]

      IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate as of ______________, 2003.


                                    ---------------------------------
                                    Hans H. Heinsen, Senior Vice President and
                                    Chief Financial Officer of Sweetheart
                                    Cup Company Inc.



                                    ---------------------------------
                                    Dennis Mehiel, Chief Executive
                                    Officer of Sweetheart Cup Company Inc.

                                   EXHIBIT A-2


                            SWEETHEART HOLDINGS INC.

                              OFFICERS' CERTIFICATE

      The undersigned, Hans H. Heinsen, Senior Vice President and Chief Financial Officer, and Dennis Mehiel, the Chief Executive Officer, of Sweetheart Holdings Inc., a Delaware corporation (the "Guarantor"), do hereby certify, pursuant to Section 9.06 of that certain Indenture, dated as of August 30, 1993, as amended, by and between the Issuer, the Guarantor and the Trustee, as follows (capitalized terms herein being used with the meanings assigned to them in the Third Supplemental Indenture dated as of the date hereof (the "Supplemental Indenture"), unless otherwise defined herein):

         1. The undersigned have read Section 9.02 of the Original Indenture.

         2. In our opinion, we have made such examination and investigation as is necessary to enable us to express an informed opinion as to whether or not the conditions precedent in the Original Indenture requiring compliance by the Guarantor prior to or concurrently with the execution and delivery by the Guarantor of the Supplemental Indenture have been complied with.

         3. In our opinion, each of the conditions precedent in the Indenture requiring compliance by the Guarantor prior to or concurrently with the execution and delivery by the Guarantor of the Supplemental Indenture have been complied with, and the Trustee is authorized or permitted, pursuant to Section
9.02 of the Original Indenture, to execute the Supplemental Indenture.



                            [Signature Page follows]

      IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate as of ____________, 2003.


                                    ------------------------------------
                                    Hans H. Heinsen, Senior Vice President and
                                    Chief  Financial  Officer of Sweetheart
                                    Holdings Inc.


                                    ------------------------------------
                                    Dennis Mehiel, Chief Executive
                                    Officer of Sweetheart Holdings Inc.

                                    EXHIBIT B


     Matters to be Covered by Opinion of Counsel to the Issuer and Guarantor
     -----------------------------------------------------------------------


            1. The Supplemental Indenture has been duly authorized, executed and delivered by the Issuer and Guarantor and will be valid and binding upon the Issuer and the Guarantor in accordance with its terms.

            2. Each of the conditions precedent in the Indenture requiring compliance by the Issuer or Guarantor, as the case may be, prior to or concurrently with the execution and delivery by the Issuer or Guarantor, as the case may be, of the Supplemental Indenture has been complied with by the Issuer or Guarantor, as the case may be, and the Trustee is authorized or permitted, pursuant to Section 9.02 of the Original Indenture, to execute the Supplemental Indenture.